Calculation of Filing Fee Tables
F-1
Metals Royalty Co Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Share, without par value	457(o)	6,843,952	$ 9.45	$ 64,675,346.40	0.0001381	$ 8,931.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 64,675,346.40		$ 8,931.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,931.67
Offering Note
[1]	(a) Represents the reasale of common shares issued to the selling shareholders pursuant to certain subscription agreements between the Company and the selling shareholders named therein, shares issued as partial consideration for the sale of TMCR USA Operations, Inc. pursuant to the royalty purchase agreement dated as of May 6, 2026, shares issued to certain vendors and shares issued in satisfaction of the commitment fee due to YA II PN, Ltd. pursuant to the Standby Equity Purchase Agreement between the Company and YA II PN, Ltd. dated as of July 18, 2025. (b) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the registrant's common stock as reported on Nasdaq on June 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date